Exhibit 99.1

CommerceHub Announces Date of Second Quarter 2016 Financial Results

ALBANY, NY, August 4, 2016 — CommerceHub (NASDAQ: CHUBA) (NASDAQ: CHUBK), a leading distributed commerce network for retailers and brands, today announced that it will issue second quarter 2016 financial results for the period ended June 30, 2016 after the market close on Monday, August 22nd, 2016. On the same day the management team will host a conference call and webcast to discuss the results at 4:15 p.m. Eastern Time, during which the management team will discuss CommerceHub’s financial performance and strategy, and may discuss future opportunities. After the call is completed a recorded version of the conference call will be available at http://ir.commercehub.com.

What:	CommerceHub Second Quarter 2016 Financial Results
When	Monday, August 22nd, 2016
Time:	4:15 p.m. Eastern Time
Live Call:	U.S./Canada Toll-Free Participants Dial-in Number: (888) 291-9442 International Toll Participants Dial-in Number: (615) 247-0152 Conference ID/Passcode: 61545814
Webcast (live and replay):	http://ir.commercehub.com

CommerceHub Investor Relations Contact

Erik Morton

1-844-899-3616
investor@commercehub.com

CommerceHub Media Contact

Laura Anderson

1-203-682-8267

CommerceHubICR@icrinc.com

About CommerceHub:

CommerceHub (NASDAQ: CHUBA) (NASDAQ: CHUBK) is a distributed commerce network connecting supply, demand and delivery that helps retailers and brands increase sales by expanding product assortments, promoting products on the channels that perform, and enabling rapid, on-time customer delivery. With its robust platform and proven scalability, CommerceHub has helped its approximately 9,500 customers achieve an estimated $11.6 billion in Gross Merchandise Value in 2015.